UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): August 26, 2014

                   Blue Water Global Group, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-174557 (Commission File Number)	45-0611648 (I.R.S. Employer Identification Number)

              202 Osmanthus Way, Canton, GA  30114

 (Address of principal executive offices and zip code)

            Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.01

Entry into a Material Definitive Agreement

Convertible Note to KBM Worldwide, Inc.

On August 26, 2014 (“Closing Date”), Blue Water Global Group, Inc. (“Blue Water”) completed the sale of a Convertible Promissory Note (“KBM Note”) in the principal amount $53,500 with an interest rate of 8% per annum pursuant to the terms of a Securities Purchase Agreement between KBM Worldwide, Inc. (“KBM”), a New York corporation, and Blue Water (“KBM Agreement”).  The KBM Note matures on May 28, 2015 (“Maturity Date”).

The KBM Note may be prepaid in whole or in part, at any time during the period beginning on the Closing Date and ending on the date which is 180 days following the issue date, beginning at 115% of the outstanding principal and accrued interest increasing by 5% 30 days after the Closing Date, 5% 60 days after the Closing Date, 5% 90 days after the Closing Date and 5% 120 days after the Closing date until the Maturity Date.

At any time after 180 days after the date the KBM Note is issued, the KBM Note is convertible into Blue Water’s common stock, at KBM’s option, at a 42% discount to the market price, which is defined as 58% of the average of the lowest three (3) closing bid prices for the Blue Water’s common stock during the ten (10) trading days prior to the conversion date.  The conversion price is subject to proportional adjustment in the event of stock splits, stock dividends, and similar corporate events.

KBM has agreed to restrict its ability to convert the KBM Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.  The KBM Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of Blue Water.  The KBM Note also provides for penalties and rescission rights if Blue Water does not deliver shares of its common stock upon conversion within the required timeframes.

Blue Water claims an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering, KBM is an accredited investor, KBM had access to information about Blue Water and its investment, KBM took the securities for investment and not resale, and Blue Water took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the KBM Agreement and the KBM Note are qualified in their entirety by reference to such KBM Agreement and KBM Note, which are filed as Exhibits 10.16 and 4.13, respectively, hereto and are incorporated herein by reference.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02

Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

4.13

Convertible Promissory Note between Blue Water Global Group, Inc. and KBM Worldwide, Inc. dated August 26, 2014.

10.16

Securities Purchase Agreement between Blue Water Global Group, Inc. and KBM Worldwide, Inc. dated August 26, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER GLOBAL GROUP, INC.

Dated: September 3, 2014

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

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